Amendment, dated March 26, 2009 (the “Amendment”) to the Promissory Note (the “Note”), dated January 29, 2008, of Bonds.com Group, Inc., (the “Borrower”) issued to John Barry III (“Lender” and together with the Borrower, the “Parties”).  Any capitalized term used but not defined in this Amendment shall have the meaning given to such term in the Note.

WHEREAS, the Borrower and the Lender would like to amend the Note as provided herein.

NOW, THEREFORE, pursuant to Section 5(e) of the Note, in consideration for the mutual promises contained herein and for other good and valuable consideration the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.           Amendment to the definition of “Maturity Date”.  The definition of “Maturity Date” as set forth in the Note shall be amended and restated to mean April 15, 2010.

2.           Amendment to Interest Rate.  Effective as of the December 31, 2008 (the original maturity date under the Note), the interest rate on the Note shall be increased to fifteen percent (15%) per annum from the existing rate of ten percent (10%) per annum.

3.           Waiver of Any Accrued Penalties.  To the extent that the Lender may be entitled to any additional interest or other amounts under the Note for any reason occurring prior to the date hereof, the Lender hereby  irrevocably and unconditionally waives any right Lender may have to receive or collect any additional interest or other amounts under the Note.

4.           No Other Amendments.  Except as expressly amended, modified and supplemented hereby, the provisions of the Note, as amended, are and will remain in full force and effect and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Note.

5.         Conflicts in Terms. In the event of any conflict in terms between this Amendment and the Note, the terms and conditions of this Amendment shall prevail.

6.        Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Florida (without giving effect to any conflicts of laws principles there under).

6.        Descriptive Headings.  Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provisions of this Amendment.

7.        Counterparts.  This Amendment may be executed in any number of identical counterparts, each of which will constitute an original but all of which when taken together will constitute but one instrument.

8.        Severability.  In the event one or more of the provisions of this Amendment should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Amendment, and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

BORROWER:

Bonds.com Group, Inc.

By:	/s/ John J. Barry IV
Name: John J. Barry IV
Title: Chief Executive Officer

LENDER:

John J. Barry III

John J. Barry IV